Exhibit 99.1

WARRANT PURCHASE AGREEMENT

This Warrant Purchase Agreement (this “Agreement”) is dated as of April 15, 2024, between Morgan Capital LLC (the “Purchaser”), __________ (the “Holder”) and Connexa Sports Technologies Inc. (the “Company”).

WHEREAS, the Holder owns, beneficially and of record, warrants to purchase (i) 169,196 shares of the common stock of the Company, $0.001 par value per share (“Common Stock”), at an exercise price of $1.90 exercisable for a period of 5.5 years from October 11, 2023 (the “October 2023 Warrants”) and (ii) 9,944,406 shares of the Company’s Common Stock at an exercise price of $0.294 exercisable for a period of 5.5 years from December 6, 2023 (the “December 2023 Warrants”) for an aggregate total of 10,113,602 warrants (the “Warrants”);

WHEREAS, the Purchaser has agreed to purchase the Warrants in exchange for an aggregate cash payment of $2,500,000.00 to be paid to Holder (the “Purchase Price”) in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Purchaser and the Holder agree as follows:

1. Holder agrees to transfer and sell to the Purchaser, and the Purchaser agrees to purchase from Holder, the Warrants for an aggregate purchase price equal to $2,500,000.00 (the “Purchase Price”).

2. The Purchaser shall promptly deliver the Purchase Price in one tranche to the Holder per the delivery instructions in Schedule 1 as soon as is reasonably practicable, but no later than three (3) business day after the date hereof (the “Payoff Deadline”). For avoidance of doubt, if the Purchase Price is not delivered to the Holder by the Payoff Deadline, this Agreement shall be null and void. Upon receipt of the Purchase Price, which shall promptly be confirmed in writing to the Company (including by email), the Company will issue and deliver to the Purchaser new forms of Warrants in the Purchaser’s name to evidence the transfer, sale and delivery of the Warrants to the Purchaser with the forms of Warrants held by the Holder to be deemed cancelled and of no further force or effect.

3. Upon receipt of the Purchase Price, the Holder hereby agrees that clause 4a. and b. of the Waiver, Warrant Amendment, and Second Loan and Security Modification Agreement (the “WWASLSMA”) shall be immediately (and without the need for further action) terminated and of no further effect and force. The Holder further agrees that any and all liens and security interests of the Holder in any and all of the property of the Borrower and the Guarantors (as such terms are defined in the WWASLSMA) shall be automatically released and terminated, including without limitation, any liens and security interests evidenced by Uniform Commercial Code financing statements. The Holder hereby authorizes the Company and its attorneys to file on behalf of the Holder termination statements of Uniform Commercial Code financing statements following receipt of the Purchase Price.

4. The Holder hereby represents and warrants to the Purchaser that (a) the Holder is the sole record and beneficial owner of all right, title, and interest in and to the Warrants, free and clear of any liens or encumbrances, (b) the Holder has not sold or transferred, or agreed to sell or transfer, the Warrants or any interest therein (other than to the Purchaser), (c) the Warrants being purchased by the Purchaser pursuant to this Agreement constitute all of the Warrants held by the Holder, (d) this Agreement constitutes the Holder’s valid and legally binding obligation enforceable in accordance with its terms, and (e) this Agreement has been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Holder.

5. The Purchaser hereby represents and warrants to the Holder that (a) the Purchaser is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency or other similar laws relating to enforcement of creditors’ rights generally and general principles of equity, (c) the execution of this Agreement and consummation of the transactions contemplated hereby will not constitute a violation of, or conflict with or result in a default under, any court order, contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Purchaser is a party or by which the Purchaser is bound. Additionally, the Purchaser agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

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6. If this offer is accepted and the transaction documents are executed, then on or before 5:00 p.m., Eastern Time, on the Trading Day immediately following the date hereof, the Company shall issue a press release and/or file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder. From and after the issuance of such press release or the filing of such Current Report on Form 8-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release and/or Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate.

7. Delivery of Warrant to Issuer for Transfer. Within three (3) business days after the Payoff Deadline, the Holder shall deliver or cause to be delivered (such date of delivery being the “Closing Date”) to the Purchaser, as applicable, (a) the certificate(s) representing the Holder’s Warrant (unless the warrant is electronic or held in book entry form), and (b) if requested by the Purchaser, all necessary executed assignment forms required to transfer the Warrant to the Buyer or its designee.

8. The Holder and the Purchaser shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees and any brokers’ fees.

9. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of New York without reference to, and regardless of, any applicable choice or conflicts of laws principles to the extent that such principles would direct a matter to another jurisdiction. Each party to this Agreement agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement exclusively in the courts of the State of New York and the Federal courts of the United States of America located in the Southern District of New York (the “Chosen Courts”), and solely in connection with claims arising under this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party to this Agreement. Each party to this Agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

10. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

11. This Agreement shall not be modified, amended, waived or changed in any respect except in a writing duly signed by the parties, and each party waives any right to amend this Agreement in any other manner.

12. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, but all of which shall be deemed to constitute one instrument.

13. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their heirs, personal representatives, successors, transferees and assigns.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Warrant Purchase Agreement has been executed as of the date first written above.

PURCHASER:

Morgan Capital LLC

Name:
Title:

HOLDER:
[HOLDER]

Name:
Title:

Acknowledged and agreed by COMPANY:
CONNEXA SPORTS TECHNOLOGIES INC.

Schedule 1

Delivery Instructions

ANNEX A

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

To induce Holder to enter into and perform its obligations under this Agreement, the Purchaser hereby represents and warrants to Holder as of the date hereof as follows:

Existence. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the State of Nevada.

Authority and Capacity; No Conflicts. The Purchaser has all requisite power, authority and capacity to enter into and perform its obligations under this Agreement and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the purchase of the Warrants contemplated hereby (the “Purchase Transaction”) has been duly and validly taken, and the consummation of the Purchase Transaction will not violate any law applicable to the Purchaser or result in a breach of or default under the Purchaser’s organizational documents or any agreement to which the Purchaser is a party or by which the Purchaser is bound.

Binding Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of the Holder and constitutes a valid and binding agreement of the Holder, enforceable in accordance with and subject to its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

No Approvals or Consents. No consent, approval or authorization of or exemption by, or declaration, filing or registration with or notice to, any third party or any legislative, executive, judicial, or administrative body, including any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality, of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise) is required in connection with the execution and delivery by the Purchaser of this Agreement or the consummation of the transactions contemplated herein.